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                                EXHIBIT 3.1

                    RESTATED ARTICLES OF INCORPORATION

                                    OF

                       VALLEY RIDGE FINANCIAL CORP.



          The following Restated Articles of Incorporation are executed by the undersigned Corporation pursuant to the provisions of Act 284, Public Acts of 1972, as amended:

          1.   The present name of the Corporation is:  Valley Ridge
               Financial Corp.

          2. The corporation identification number (CID) assigned by the Bureau is: 361-141.

          3.   All former names of the Corporation are:  None.

          4. The date of filing of the Corporation's original Articles of Incorporation was: May 20, 1988.

          The following Restated Articles of Incorporation supercede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the Corporation:


                                 ARTICLE I

          The name of the Corporation is:  Valley Ridge Financial Corp.


                                ARTICLE II

          The purpose, or purposes, for which the Corporation is organized is to engage in the business of a bank holding company to be registered under the Bank Holding Company Act of 1956, being 12 U.S.C. sections 1841 to 1850 and, without in any way being limited by the foregoing specially enumerated purpose, to engage in any activity within the purposes for which corporations may be organized under the Michigan Business Corporation Act.


                                ARTICLE III

          The total authorized capital stock is 2,000,000 shares of a single class of common stock. Each such share shall be equal to every other such share.
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                                ARTICLE IV

          The address of the registered office is 6 North Main Street, Kent City, Michigan 49330. The mailing address of the Corporation is 6 North Main Street, P.O. Box 248, Kent City, Michigan 49330-0248. The name of the resident agent is Richard L. Edgar.


                                 ARTICLE V

          When a compromise or arrangement, or a plan of reorganization of the Corporation, is proposed between the Corporation and its creditors, or any class of them, or between the Corporation and its shareholders, or any class of them, a court of equity jurisdiction within the state, on application of the Corporation, a creditor or shareholder thereof, or a receiver appointed for the Corporation, may order a meeting of the creditors, or class of creditors, or of the shareholders, or class of shareholders, to be affected by the proposed compromise, arrangement, or reorganization, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders to be affected by the proposed compromise, arrangement, or reorganization, agree to a compromise or arrangement or to a reorganization of the Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders, and also on the Corporation.


                                ARTICLE VI

          No director of the Corporation shall be personally liable to the Corporation or any of its shareholders for monetary damages for a breach of fiduciary duty as a director. However, this Article VI shall not eliminate or limit the liability of a director for any breach of duty, act or omission for which the elimination or limitation of liability is not permitted by the Michigan Business Corporation Act, as amended from time to time. No amendment, alteration, modification, repeal or adoption of any provision in these Restated Articles of Incorporation inconsistent with this Article VI shall have any effect to increase the liability of any director of the Corporation with respect to any act or omission of such director occurring prior to such amendment, alteration, modification, repeal or adoption.





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                                ARTICLE VII

          Directors and officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the Corporation, a subsidiary or otherwise) in which a director or officer is a witness or which is brought against a director or officer in his or her capacity as a director, officer, employee, agent or fiduciary of the Corporation or of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which the director or officer was serving at the request of the Corporation. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such director, officer or other person against any liability asserted against him or her and incurred by him or her in respect of such service whether or not the Corporation would have the power to indemnify him or her against such liability by law or under the provisions of this Article. The provisions of this Article shall be applicable to actions, suits or proceedings, whether arising from acts or omissions occurring before or after the adoption hereof, and to directors, officers and other persons who have ceased to render such service, and shall inure to the benefit of the heirs, executors and administrators of the directors, officers and other persons referred to in this Article. The right of indemnity provided pursuant to this Article shall not be exclusive and the Corporation may provide indemnification to any person, by agreement or otherwise, on such terms and conditions as the Board of Directors may approve. Any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights which are broader than or otherwise different from those set forth in, or provided pursuant to, or in accordance with, this Article. Any amendment, alteration, modification, repeal or adoption of any provision in the Restated Articles of Incorporation inconsistent with this Article VII shall not adversely affect any indemnification right or protection of a director or officer of the Corporation existing at the time of such amendment, alteration, modification, repeal or adoption.


                               ARTICLE VIII

                            BOARD OF DIRECTORS

     SECTION 1. AUTHORITY AND SIZE OF BOARD. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation that shall constitute the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of:

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          A.   At least eighty percent (80%) of the Board of Directors, and

          B. A majority of the Continuing Directors (as hereinafter defined).

     SECTION 2. CLASSIFICATION OF BOARD AND FILLING OF VACANCIES. Subject to applicable law, the directors shall be divided into three (3) classes, each class to be as nearly equal in number as possible. The term of office of directors of the first class shall expire at the annual meeting of shareholders to be held in 1997 and until their respective successors are duly elected and qualified or their resignation or removal. The term of office of directors of the second class shall expire at the annual meeting of shareholders to be held in 1998 and until their respective successors are duly elected and qualified or their resignation or removal. The term of office of directors of the third class shall expire at the annual meeting of shareholders to be held in 1999 and until their respective successors are duly elected and qualified or their resignation or removal. Subject to the foregoing, at each annual meeting of shareholders, commencing at the annual meeting to be held in 1997, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be duly elected and qualified or their resignation or removal. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as hereinafter defined) and an eighty percent (80%) majority of all of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next annual meeting of shareholders and until their respective successors shall be duly elected and qualified or their resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

     SECTION 3. REMOVAL OF DIRECTORS. Notwithstanding any other provisions of these Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law or by these Restated Articles of Incorporation or the Bylaws of the Corporation), any one or more directors of the Corporation may be removed at any time, with or without cause, but only by either (i) the affirmative vote of a majority of the Continuing Directors and at least eighty percent (80%) of the Board of Directors or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors (the "Voting Stock") voting together as a single class.

     SECTION 4.  CERTAIN DEFINITIONS.  For the purposes of this Article
VIII:
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          A.   A "person" shall mean any individual, firm, corporation or other entity.

          B. "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary of the Corporation, or any person who is or was the beneficial owner of ten percent (10%) or more of the Common Stock of any of Kent City State Bank, The Grant State Bank, Community Bank Corporation, or the Corporation prior to the acquisition of Kent City State Bank by the Corporation, the acquisition of The Grant State Bank by Community Bank Corporation, or the merger of Community Bank Corporation with the Corporation) who or which:

               (i) is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding Voting Stock; or

              (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or

             (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

          C.   A person shall be a "beneficial owner" of any Voting Stock:

               (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

              (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

             (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or

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          understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          D. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this
     Section 4 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date these Restated Articles of Incorporation are adopted by the Board of Directors of the Corporation.

          F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Section 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          G. "Continuing Director" means each member of the Board of Directors of the Corporation or Community Bank Corporation immediately prior to the effective date of these Restated Articles of Incorporation (the "Board") and any member of the Board who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

     SECTION 5. POWERS OF CONTINUING DIRECTORS. A majority of the Continuing Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this
Article VIII, including without limitation (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any person and (iii) whether a person is an Affiliate or Associate of another; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article VIII.


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     SECTION 6.  AMENDMENT, REPEAL, ETC.  Notwithstanding any other provisions of these Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Restated Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of eighty percent (80%) or more of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provisions inconsistent with this Article VIII of these Restated Articles of Incorporation; provided, that the preceding provisions of this Section 6 shall not be applicable to any amendment to this Article VIII of these Restated Articles of Incorporation, and such amendment shall require only such affirmative vote as is required by law and any other provisions of these Restated Articles of Incorporation, if such amendment shall have been approved by a majority of the Continuing Directors.


                                ARTICLE IX

                    BOARD EVALUATION OF CERTAIN OFFERS

     SECTION 1. MATTERS TO BE EVALUATED. The Board of Directors of this Corporation shall not approve, adopt or recommend any offer of any person or entity, other than the Corporation, to make a tender or exchange offer for any capital stock of the Corporation, to merge or consolidate the Corporation with any other entity or to purchase or otherwise acquire all or substantially all of the assets or business of the Corporation unless and until the Board of Directors shall have first evaluated the offer and determined that the offer would be in compliance with all applicable laws and that the offer is in the best interests of the Corporation and its shareholders. In connection with its evaluation as to compliance with laws, the Board of Directors may seek and rely upon an opinion of legal counsel independent from the offeror and it may test such compliance with laws in any state or federal court or before any state or federal administrative agency which may have appropriate jurisdiction. In connection with its evaluation as to the best interests of the Corporation and its shareholders, the Board of Directors shall consider all factors which it deems relevant, including without limitation: (i) the adequacy and fairness of the consideration to be received by the Corporation and/or its shareholders under the offer considering historical trading prices of the Corporation's stock, the price that might be achieved in a negotiated sale of the Corporation as a whole, premiums over trading prices which have been proposed or offered with respect to the securities of other companies in the past in connection with similar offers and the future prospects for this Corporation and its business; (ii) the potential social and economic impact of the offer and its consummation on this Corporation, its employees, customers and vendors; and (iii) the potential social and economic impact of the offer and its consummation on the communities in which the Corporation and any subsidiaries operate or are located.

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     SECTION 2.  AMENDMENT, REPEAL, ETC.  Notwithstanding any other provision of these Restated Articles of Incorporation or the Bylaws of the Corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, these Restated Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of eighty percent (80%) or more of the outstanding shares of capital stock entitled to vote for the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article IX; provided, that this Article IX shall be of no force or effect if the proposed amendment, repeal or other action has been recommended for approval by at least eighty percent (80%) of all directors then holding office.


                                 ARTICLE X

                     APPROVAL OF BUSINESS COMBINATIONS

     The shareholder vote required to approve Business Combinations (hereinafter defined) shall be as set forth in this Article X.

     SECTION 1. HIGHER VOTE FOR BUSINESS COMBINATIONS. In addition to any affirmative vote required by law or these Restated Articles of Incorporation, and except as otherwise expressly provided in Section 3 of this Article X:

          A. any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

          B. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions in any 12-month period) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having, measured at the time the transaction or transactions are approved by the Board of Directors of the Corporation, an aggregate Fair Market Value as of the end of the Corporation's most recently ended fiscal quarter of 10% or more of its net worth; or

          C. the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any equity securities of the Corporation or any Subsidiary (or any securities convertible into equity securities of the Corporation or any Subsidiary) to any Interested Shareholder or any Affiliate of an

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
     Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of 5% or more of the total market value of the outstanding shares of the Corporation; or

          D. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder, or in which anything other than cash will be received by an Interested Shareholder or any Affiliate of any Interested Shareholder; or

          E. any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the affirmative vote of the holders of at least ninety percent (90%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, including the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding Voting Stock not owned directly or indirectly by any Interested Shareholder or an Affiliate or Associate of the Interested Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in any other Article of these Restated Articles of Incorporation or in any agreement with any national securities exchange or otherwise.

     SECTION 2. DEFINITION OF "BUSINESS COMBINATION". The term "Business Combination" as used in this Article X shall mean any transaction which is referred to in any one or more of paragraphs A through E of Section 1.

     SECTION 3.  WHEN HIGHER VOTE IS NOT REQUIRED.  The provisions of
Section 1 of this Article X shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Restated Articles of Incorporation, if in the case of a Business Combination that does not involve any cash or other consideration being received by the Shareholders of the Corporation, solely in their capacities as Shareholders, the condition specified in the following paragraph A is met, or if in the case of any other Business Combination, the conditions specified in either of the following paragraphs A or B are met:
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          A.   APPROVAL BY CONTINUING DIRECTORS.  The Business Combination
     shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

          B. PRICE AND PROCEDURE REQUIREMENTS. All of the following shall have been met:

               (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination (the "Consummation Date") of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be an amount at least equal to the higher of the following (it being intended that the requirements of this paragraph B(i) shall be required to be met with respect to all shares of Common Stock outstanding, whether or not the Interested Shareholder has previously acquired any shares of the Common Stock):

                    (a) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareholder, whichever is higher, PLUS interest compounded annually from the date on which the Interested Shareholder became an Interested Shareholder through the Consummation Date at the prime rate of interest of Citibank, N.A. (or other major bank headquartered in New York City selected by a majority of the Continuing Directors) from time to time in effect in New York City, LESS the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of Common Stock from the date on which the Interested Shareholder became an Interested Shareholder through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of Common Stock; or

                    (b) the Fair Market Value per share of Common Stock on the Announcement Date or the Determination Date, whichever is higher.

              (ii) The consideration to be received by holders of outstanding Voting Stock shall be in cash or in the same
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          form as the Interested Shareholder has previously paid for shares of Voting Stock. If the Interested Shareholder has paid for shares of Voting Stock with varying forms of consideration, the form of consideration for such Voting Stock shall be either cash or the form used to acquire the largest number of shares of Voting Stock previously acquired by it.

             (iii) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (a) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (b) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

              (iv) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a Shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation.

               (v) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all Shareholders of the Corporation at least 30 days prior to the Consummation Date (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

              (vi) There shall have elapsed five (5) years from the Determination Date to the Consummation Date.

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     SECTION 4.  CERTAIN DEFINITIONS.  For the purpose of this Article X:

          A. A "person" shall mean any individual, firm, Corporation or other entity.

          B. "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary of the Corporation, or any person who is or was the beneficial owner of ten percent (10%) or more of the Common Stock of any of Kent City State Bank, The Grant State Bank, Community Bank Corporation or the Corporation prior to the acquisition of Kent City State Bank by the Corporation, the acquisition of The Grant State Bank by Community Bank Corporation, or the merger of Community Bank Corporation with the Corporation) who or which:

               (i) is the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the outstanding Voting Stock; or

              (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding Voting Stock; or

             (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

          C.   A person shall be a "beneficial owner" of any Voting Stock:

               (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

              (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

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
             (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          D. For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph B of this Section 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Section 4 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise.

          E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of adoption of these Restated Articles of Incorporation by the Board of Directors of the Corporation.

          F. "Subsidiary" means any Corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, that for the purposes of the definition of Interested Shareholder set forth in paragraph B of this Section 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          G. "Continuing Director" means any member of the Board of Directors of the Corporation or Community Bank Corporation immediately prior to the effective date of these Restated Articles of Incorporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

          H. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which

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     such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the NASDAQ Stock Market or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

          I. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraph B(i) of Section 3 of this
     Article X shall include the shares of Common Stock retained by the holders of such shares.

          J. "Determination Date" shall mean the date on which the Interested Shareholder first became an Interested Shareholder.

     SECTION 5. POWERS OF CONTINUING DIRECTORS. A majority of the Continuing Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article X, including without limitation (i) whether a person is an Interested Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether the requirements of paragraph B of Section 3 have been met with respect to any Business Combination, (v) whether the assets which are the subject of any Business Combination have an aggregate Fair Market Value of 10% or more of the Corporation's net worth, and (vi) whether the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value of 5% or more of the total Fair Market Value of the outstanding shares of the Corporation; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article X.

     SECTION 6.  NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERESTED
SHAREHOLDERS. Nothing contained in this Article X shall be construed to relieve the Board of Directors or any Interested Shareholder from any fiduciary obligation imposed by law.

     SECTION 7. AMENDMENT, REPEAL, ETC. Notwithstanding any other provisions of these Restated Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Restated Articles of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of ninety percent

                                      -14-
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(90%) or more of the voting power of the shares of the then outstanding
Voting Stock, voting together as a single class, including the affirmative vote of the holders of not less than two-thirds (2/3) of the Voting Stock not owned directly or indirectly by any Interested Shareholder, shall be required to amend, repeal, or adopt any provisions inconsistent with this
Article X of these Restated Articles of Incorporation; provided, that the preceding provisions of this Section 7 shall not be applicable to any amendment to this Article X of these Restated Articles of Incorporation, and such amendment shall require only such affirmative vote as is required by law and any other provisions of these Restated Articles of Incorporation, if such amendment shall have been approved by a majority of the Continuing Directors.


     IN WITNESS WHEREOF, the Corporation has executed these Restated Articles of Incorporation on this _________ day of _________________, 1996.


                                   VALLEY RIDGE FINANCIAL CORP.


                                   By _____________________________________

                                      Its _________________________________

























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